UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2009

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NITCHES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-13851	95-2848021
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification No.)

     10280 Camino Santa Fe
San Diego, California 92121
(Address of principal executive offices)

(858) 625-2633
(Registrant's telephone number)
_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

      On January 16, 2009, Nitches, Inc., a Nevada corporation ("we," "us," "our," or the "Company,"), received a notice from the staff of the NASDAQ Stock Market LLC ("NASDAQ Stock Market") noting that we failed to timely file our quarterly report on Form 10-Q for the period ended November 30, 2008, as required by Nasdaq Marketplace Rule 4310(c)(14) (the "Nasdaq Staff Deficiency Letter").

      As previously disclosed in our press release on December 23, 2008 and our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on that date, we received notice from the NASDAQ Stock Market that we are currently out of compliance with the requirements for continued listing under Nasdaq Marketplace Rule 4310(c)(14) because we did not file our annual report on Form 10-K for the year ended August 31, 2008 by the prescribed due date.

      On January 21, 2009, our Board of Directors unanimously approved the filing of a Form 25 with the SEC to voluntarily delist from the NASDAQ Capital Market ("NASDAQ") our common stock on February 2, 2009. On January 21, 2009, we notified the NASDAQ Stock Market of our intention to delist. Approximately 10 days after the filing date of the Form 25, we plan to file a Form 15 with the SEC to voluntarily deregister our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      In accordance with Nasdaq Marketplace Rule 4803(a), we issued a press release that discloses receipt of the Nasdaq Staff Deficiency Letter, discussed above, and the fact that we are not in compliance with certain listing standards. A copy of that press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

      On January 21, 2009, we issued a press release about our receipt of the Nasdaq Staff Deficiency Letter. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information in the press release is not to be deemed “filed” for purposes of the Exchange Act and is not incorporated by reference in any registration statement under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated January 21, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITCHES, INC.

Dated: January 21, 2009	By:	/s/ Paul M. Wyandt
Paul M. Wyandt
Chief Financial Officer